United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 17, 2010
Chesapeake Utilities Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-11590	51-0064146

(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)
909 Silver Lake Boulevard, Dover, Delaware 19904
(Address of principal executive offices, including Zip Code)
(302) 734-6799
(Registrant’s Telephone Number, including Area Code)
(Former name, former address and former fiscal year, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
Chesapeake Utilities Corporation, a Delaware corporation (the “Company”), will be meeting with analysts, investors and other members of the financial community at the American Gas Association’s Financial Forum in Palm Beach, Florida on Monday and Tuesday, May 17-18, 2010. At these meetings, the Company will make a presentation, which will include a business update and overview of the Company. Copies of the slide presentation materials and fact sheet that will be distributed at these meetings are furnished as Exhibits 99.1 and 99.2, respectively, to this report.
In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth in such a filing.
Item 9.01. Financial Statements and Exhibits.
Exhibit 99.1 — Chesapeake Utilities Corporation slide presentation materials dated May 17, 2010.
Exhibit 99.2 — Chesapeake Utilities Corporation fact sheet dated May 17, 2010.
This Form 8-K and the exhibits hereto contain “forward-looking statements” that are subject to various assumptions, risks and uncertainties These statements should be read in conjunction with the “Forward-Looking Statements” section in the Company’s Form 10-K for the fiscal year ended December 31, 2009 and Form 10-Q for the quarter ended March 31, 2010 (which sections are incorporated herein by reference), and in conjunction with other SEC reports filed by the Company that discuss important factors that could cause the Company’s actual results to differ materially from those anticipated in such statements.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Chesapeake Utilities Corporation

/s/ Beth W. Cooper Beth W. Cooper
Senior Vice President and Chief Financial Officer

Date: May 17, 2010